Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of June 8, 2017, is by and among KT High-Tech Marketing Inc., a Delaware corporation (the “Parent”), KULR Technology Corporation, a Delaware corporation (the “Company”), and the Shareholder of the Company signatory hereto (the “Shareholder”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company has Twenty-Five Million (25,000,000) shares of common stock (the “Company Shares”) outstanding, all of which are held by the Shareholder. The Shareholder has agreed to transfer the Company Shares in exchange for an aggregate of Fifty Million (50,000,000) newly issued shares of common stock, par value $0.0001 per share, of the Parent, (the “Parent Stock”), which Parent Stock is not quoted, traded or listed on any public market quotation system or trading exchange.

The exchange of Company Shares for Parent Stock is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01.                    Exchange by the Shareholder. At the Closing (as defined in Section 1.02), the Shareholder shall sell, transfer, convey, assign and deliver to the Parent all of the Company Shares free and clear of all Liens in exchange for an aggregate of Fifty Million (50,000,000) shares of Parent Stock.

SECTION 1.02.                    Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on the Effective Date (as defined below) at such location to be determined by the Company and Parent, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby, as more fully set forth in Section 1.03 herein (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

SECTION 1.03                    Closing Conditions. The effective date of the Closing (the “Effective Date”) shall be subject to the satisfaction in full of the conditions set forth in Article VI herein.

ARTICLE II

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to the Parent, as follows:

SECTION 2.01.                    Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to its Company Shares, with the right and authority to sell and deliver such Company Shares to Parent as provided herein. Upon registering of the Parent as the new owner of such Company Shares in the share register of the Company, the Parent will receive good title to such Company Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, “Liens”).

SECTION 2.02.                    Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

SECTION 2.03.                    No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

SECTION 2.04.                    No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

SECTION 2.05.                    Purchase Entirely for Own Account. The Parent Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Stock except in compliance with applicable securities laws.

SECTION 2.06.                    Investment Decision and Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent. The Shareholder further acknowledges (i) receipt and careful review of all of the Parent’s public filings and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Parent concerning the Parent; (ii) the highly speculative nature of this investment; (iii) there is no public market for the Parent Stock, making Parent Stock an illiquid investment; and (iv) that it is able to bear the economic risk that the Shareholder hereby assumes.

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SECTION 2.07.                    Non-Registration. The Shareholder understands that the shares of Parent Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

SECTION 2.08.                    Restricted Securities. The Shareholder understands that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Parent Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09.                    Legends. The Shareholder understands that the shares of Parent Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10.                    Accredited Investor. The Shareholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act and the Shareholder was not organized for the specific purpose of acquiring the Parent Stock.

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SECTION 2.11                    Shareholder Acknowledgment. The Shareholder acknowledges that it has read the representations and warranties of the Company set forth in Article III herein and such representations and warranties are, to the best of his or her knowledge, true and correct as of the date hereof.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Parent as follows:

SECTION 3.01.                    Organization, Standing and Power. The Company is duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of the articles of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”).

SECTION 3.02.                    Capital Structure. The authorized share capital of the Company consists of Forty-One Million Eight Hundred Thousand (41,800,000) shares with (i) Thirty-Three Million Four Hundred Thousand (33,400,000) of common stock authorized and Twenty-Five Million (25,000,000) shares issued and outstanding; and (ii) Eight Million Four Hundred Thousand (8,400,000) of preferred stock, of which Five Million (5,000,000) are designed as “Series A Preferred Stock” and Three Million Four Hundred Thousand (3,400,000) are designed as “Series A1 Preferred Stock”, and no shares of Series A Preferred Stock and no shares of Series A1 Preferred Stock are issued and outstanding. No other shares or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”). Except as otherwise set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any shares or capital stock or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of the Company.

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SECTION 3.03.                    Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 3.04.                    No Conflicts; Consents.

(a)               The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)               Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 3.05.                    Taxes.

(a)               The Company has timely filed, or has caused to be timely filed on its behalf, or has remedied or caused to be remedied any delinquencies by filing all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(b)               If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)               For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.06.                    Benefit Plans. The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”). As of the date of this Agreement there are no severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.07.                    Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

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SECTION 3.08.                    Compliance with Applicable Laws. The Company is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.08 does not relate to matters with respect to Taxes, which are the subject of Section 3.05.

SECTION 3.09.                    Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.10.                    Contracts. There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.11.                    Title to Properties. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted. The Company owns the provisional patents set forth on Schedule 3.11.

SECTION 3.12.                    Insurance. Other than a health insurance policy, the Company does not hold any insurance policy.

SECTION 3.13.                    Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholder as a result of the Shareholder and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Shareholder’s ownership of the Parent Stock.

SECTION 3.14.                    Labor Matters. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

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SECTION 3.15.                    ERISA Compliance; Excess Parachute Payments. The Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Company.

SECTION 3.16.                    Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.17.                    Disclosure. The Company confirms that neither it nor any person acting on its behalf has provided the Shareholder or their respective agents or counsel with any information that the Company believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed no later than four (4) business days after the Closing. The Company understands and confirms that the Parent will rely on the foregoing representations and covenants in effecting transactions in securities of the Parent. All disclosure provided to the Parent regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.18.                    Absence of Certain Changes or Events. Except in connection with the Transactions, since inception, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a)               any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)               any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)               any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)               any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)               any material change to a material Contract by which the Company or any of its assets is bound or subject;

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(f)                any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(g)               any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)               any alteration of the Company’s method of accounting or the identity of its auditors;

(i)                 any declaration or payment of dividend or distribution of cash or other property to the Shareholder or any purchase, redemption or agreements to purchase or redeem any Company Shares;

(j)                 any issuance of equity securities to any officer, director or affiliate; or

(k)               any arrangement or commitment by the Company to do any of the things described in this Section.

SECTION 3.19.                    Foreign Corrupt Practices. Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Shareholder and the Company that:

SECTION 4.01.                    Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”). The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the Articles of Incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

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SECTION 4.02.                    Subsidiaries; Equity Interests. The Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03.                    Capital Structure. The authorized share capital of the Parent consists of One Hundred Twenty Million (120,000,000) shares with (i) One Hundred Million (100,000,000) of common stock authorized and Twenty-Seven Million Four Hundred Forty Thousand (27,440,000) shares outstanding; and (ii) Twenty Million (20,000,000) shares of preferred stock of which One Million (1,000,000) are designed as “Series A Voting Preferred Stock”, and no shares of Series A Voting Preferred Stock are issued and outstanding. All outstanding shares of the capital stock of the Parent are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Stock may vote (“Voting Parent Debt”). Except as set forth in this Section 4.03, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent. The Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act. The stockholder list provided to the Company is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Parent Stock as at the Closing.

SECTION 4.04.                    Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

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SECTION 4.05.                    No Conflicts; Consents.

(a)               The execution and delivery by the Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)               No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.06.                    Undisclosed Liabilities.

(a)               As of the date hereof, all liabilities required to be reported have been reported in the Parent’s public filing with the SEC or any undisclosed liabilities that were otherwise require to be reported of the Parent have been paid off and shall in no event remain liabilities of the Parent, the Company or the Shareholder following the Closing.

SECTION 4.07.                    Taxes.

(a)               The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)               There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

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SECTION 4.08.                    ERISA Compliance; Excess Parachute Payments. The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.09.                    Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.10.                    Compliance with Applicable Laws. The Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law. The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.11.                    Contracts. There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole. The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.12.                    Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.13.                    Intellectual Property. The Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole. No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

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SECTION 4.14.                    Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 4.15.                  Transactions With Affiliates and Employees. None of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.16.                   Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholder as a result of the Shareholder and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Shareholder’ ownership of the Parent Stock.

SECTION 4.17.                    No Additional Agreements. The Parent does not have any agreement or understanding with the Shareholder with respect to the Transactions other than as specified in this Agreement.

SECTION 4.18.                    Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.19.                    Disclosure. The Parent confirms that neither it nor any person acting on its behalf has provided any Shareholder or its agents or counsel with any information that the Parent believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed after the Closing. All disclosure provided to the Shareholder regarding the Parent, its business and the transactions contemplated hereby, furnished by or on behalf of the Parent (including the Parent’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading

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ARTICLE V

Deliveries

SECTION 5.01.                    Deliveries of the Shareholder.

(a)               Concurrently herewith the Shareholder shall deliver to the Parent this Agreement which shall constitute a duly executed share transfer power for transfer by the Shareholder of its Company Shares to the Parent (which Agreement shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose) executed by the Shareholder.

(b)               At or prior to the Closing, the Shareholder shall deliver to the Parent certificates representing its Company Shares along with duly executed medallion guaranteed stock powers for transfer to the Parent or similar transfer documents as required by the books and records of the Company to irrevocably transfer its Company Shares to the Parent.

SECTION 5.02.                    Deliveries of the Parent.

(a)               Concurrently herewith, the Parent shall deliver to the Shareholder and to the Company, a copy of this Agreement executed by the Parent.

(b)               Concurrently herewith, and in consideration for the issuance of the Note and the Company’s agreement to exclusively advance the Transactions pursuant to Section 7.04, the Parent shall loan the Company and shall deliver to the Company, in immediately available funds, Five Hundred Thousand Dollars ($500,000).

(c)               At or prior to the Closing, the Parent shall deliver to the Company:

(i)	a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect;

(ii)	evidence of the election of Dr. Timothy Knowles as the Parent’s Chief Technical Officer, Secretary and Director effective upon the Closing.

(d)               Promptly following the Closing, the Parent shall deliver to the Shareholder, certificates or book-entry statements representing the new shares of Parent Stock issued to the Shareholder.

SECTION 5.03.                    Deliveries of the Company.

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(a)               Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

(b)               Concurrently herewith the Company shall deliver to the Parent a promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000), which promissory note shall be in the form attached hereto as Exhibit A and shall survive the termination of this Agreement.

(c)               At or prior to the Closing, the Company shall deliver to the Parent a certificate from the Company, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect.

(d)               At or prior to the Closing, the Company shall deliver to the Parent audited financial statements of the Company for the years ended December 31, 2016 and 2015 and any interim period required to be filed with the Parent’s current report on Form 8-K disclosing the terms of this Agreement.

ARTICLE VI

Conditions to Closing

SECTION 6.01.                    Shareholder and Company Conditions Precedent. The obligations of the Shareholder and the Company to enter into and complete the Closing is subject, at the option of the Shareholder and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a)               Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the Shareholder and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(b)               Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or the Shareholder, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent or the Company.

(c)               No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date as first set forth above which has had or is reasonably likely to cause a Parent Material Adverse Effect.

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(d)               Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of capital stock of the Parent shall be as described in Section 4.03 or, if materially changed, in a schedule to be provide at the Closing.

(e)               Deliveries. The deliveries specified in Section 5.02 shall have been made by the Parent.

(f)                Satisfactory Completion of Due Diligence. The Company and the Shareholder shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company and the Shareholder in their sole and absolute discretion.

SECTION 6.02.                    Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)               Representations and Covenants. The representations and warranties of the Shareholder and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholder and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholder and the Company on or prior to the Closing Date. The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b)               Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c)               No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since inception which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)               Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Shareholder and the Company, respectively.

(e)               Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the Company, on a fully-diluted basis, shall be described in Section 3.02 or, if materially changed, in a schedule to be provide at the Closing.

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(f)                Satisfactory Completion of Due Diligence. The Parent shall have completed their legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

ARTICLE VII

Covenants

SECTION 7.01.                    Public Announcements. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 7.02.                    Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated, provided that, upon Closing no payments will be due to any party in connection with the preparation and execution of this Agreement.

SECTION 7.03.                    Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.04.                    Exclusivity. For a period of six (6) months after the date of this Agreement or until this Agreement is earlier terminated by mutual agreement by the Company and the Parent, the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. The Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 7.05.                    Filing of 8-K and Press Release. The Parent shall file, no later than four (4) business days of the Closing Date, a current report on Form 8-K and attach as exhibits all relevant agreements with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions.

SECTION 7.06.                    Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.07.                    Preservation of Business. From the date of this Agreement until the Closing Date, the Company and the Parent shall operate only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that Parent shall not issue any securities without the prior written consent of the Company), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

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ARTICLE VIII

Miscellaneous

SECTION 8.01.                    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

KT High-Tech Marketing, Inc.

14440 Big Basin Way, #12

Saratoga, California 95070

Attn: Chief Executive Officer

If to the Company, to:

KULR Technology Corporation

1999 S. Bascom Ave. Suite 700

Campbell, CA 95008 USA

Attn: Chief Technical Officer

If to the Shareholder, to the address set forth opposite such shareholder’s name on the signature page hereto

SECTION 8.02.                    Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Shareholder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.03.                    Replacement of Securities. If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Stock. If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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SECTION 8.04.                    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholder, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.05.                    Limitation of Liability. Notwithstanding anything herein to the contrary, each of the Parent and the Company acknowledge and agree that the liability of the Shareholder arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the Shareholder, and that no trustee, officer, other investment vehicle or any other affiliate of the Shareholder or any investor, Shareholder or holder of shares of beneficial interest of the Shareholder shall be personally liable for any liabilities of the Shareholder.

SECTION 8.06.                    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.07.                    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.08.                    Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.09.                    Entire Agreement; Third Party Beneficiaries. This Agreement, (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) is not intended to confer upon any person other than the Parties any rights or remedies.

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SECTION 8.10.                    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in the State of New York and the parties hereby waive any and all rights to trial by jury.

SECTION 8.11.                    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:

KT HIGH-TECH MARKETING INC.

By: ___/s/ Michael Mo_______________

Name: Michael Mo

Title: Chief Executive Officer

[Company and Shareholder Signature Pages Follow]

[Signature Page to Share Exchange Agreement]

The Company:

KULR TECHNOLOGY CORPORATION

By:__/s/ Timothy Knowles_______________

Name: Timothy Knowles

Title: Chief Technical Officer and Director

[Shareholder Signature Page Follows]

[Signature Page to Share Exchange Agreement]

The Shareholder:

[Signature Page to Share Exchange Agreement]